UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 13, 2022

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On June 13, 2022, Team, Inc. (the “Company”) announced that Nelson M. Haight has been appointed as Executive Vice President – Chief Financial Officer, effective immediately. Mr. Haight will succeed Matt Kvarda who has served as Interim Chief Financial Officer since November 12, 2021. Mr. Kvarda, Managing Director at Alvarez & Marsal, LLC, will continue to provide advisory support to Mr. Haight and serve in a transitionary role through approximately July 15, 2022.

Prior to his appointment as Executive Vice President – Chief Financial Officer of the Company, Mr. Haight, age 57, served as Senior Vice President, Chief Financial Officer and Treasurer at Key Energy Services, Inc. (OTC:KEGX), an oilfield services company. From 2018 to 2020, Mr. Haight served as an independent consultant providing interim Chief Financial Officer and advisory services to privately held companies. Mr. Haight served as Chief Financial Officer for Castleton Resources, LLC, a privately held exploration and production company, from July 2017 through September 2018, and from December 2011 to July 2017, served in various capacities from Vice President and Chief Accounting Officer to Chief Financial Officer at Midstates Petroleum Company, Inc. (NYSE: MPO), an exploration and production company. Prior to Midstates, he held various accounting and finance positions of increasing responsibilities with publicly traded and privately held entities and professional services firms. Mr. Haight received an MPA and BBA in Accounting from the University of Texas and is a Certified Public Accountant.

In connection with his appointment as Executive Vice President - Chief Financial Officer, the Company and Mr. Haight entered into an offer letter, the material terms of which are as follows:

Base Salary:	$450,000
Annual Cash Bonus:	For 2022, the target will be 75% of base salary, with a maximum opportunity of 150% of base salary based on performance goals established by the Compensation Committee of the Company’s Board of Directors, prorated for the period employed. For the 2022 calendar year the Annual Bonus will be guaranteed at minimum of $150,000 subject to continued employment with the Company pursuant to the terms of the offer letter through March 31, 2023.
Sign-On Bonus:	A one-time sign-on bonus of $25,000, payable within 60 days of Mr. Haight’s start date.
Annual Equity Award:	Long-term incentive opportunity of $450,000 in the form of a one-time restricted stock unit award with respect to such number of shares of the Company’s common stock as is determined based on the grant date closing price, vesting ratably over a three-year period, subject to continued employment with the Company at vesting.
Severance Benefits:	Mr. Haight will be eligible to participate in the Company’s executive severance policy (which includes customary non-compete and release requirements), as in effect from time to time. In case of involuntary termination by the Company without cause or voluntary termination of employment for good reason, Mr. Haight will be entitled to receive continued salary for 12 months (except that for a period of one year from his start date Mr. Haight would be entitled to receive continued salary for 15 months under such circumstances) . In case such involuntary termination without cause or voluntary termination with good reason occurs within 90 days prior or within 360 days after a change of control, Mr. Haight would be entitled to a single lump sum payment equal to 24 months of annual base salary plus an amount equal to the higher of the most recent paid bonus or the average bonus paid for the prior three years
Start date:	June 13, 2022.

The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2022.

There is no family relationship between Mr. Haight and any director, executive officer, or person chosen by the Company to become a director or executive officer, nor are there any arrangements between any of Mr. Haight and any other persons pursuant to which Mr. Haight was selected to serve as an officer. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Haight has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Resignation of Director

On June 9, 2022, Sylvia J. Kerrigan notified the Chairman of the Company’s Board of Directors (the “Board”) of her decision to resign as a director of the Board and from all committees on which she served effective June 13, 2022. Ms. Kerrigan’s decision to resign was not the result of any dispute or disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

Item 7.01	Regulation FD Disclosure

On June 13, 2022, the Company issued a press release with respect to the appointment described in Item 5.02 of this Current Report on Form 8-K. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is furnished as part of Item 5.02 of this Current Report on Form 8-K:

Exhibit number	Description

99.1	Team Inc’s Press Release issued June 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Administration, Chief Legal Officer and Secretary
Dated: June 13, 2022